UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended Employment Agreement for Chairman and Chief Executive Officer

On June 1, 2012, Tutor Perini Corporation (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with Ronald N. Tutor, Chairman and Chief Executive Officer of the Company. The Amended Agreement amends and restates the employment agreement originally entered into with Mr. Tutor on December 23, 2008, and as amended by Amendment No.1 dated March 20, 2009 (collectively, the “Original Agreement”).

The principal reason for the Amended Agreement is to secure Mr. Tutor’s services through December 31, 2016. The Board of Directors of the Company (the “Board”) also believes that several of the key changes in the Amended Agreement will provide a stronger alignment between Mr. Tutor’s compensation and shareholder value creation.

The Amended Agreement implements the following modifications to the Original Agreement to, among other things:

•	Extend the initial term of Mr. Tutor’s employment through December 31, 2016;

•
Reduce Mr. Tutor’s target annual incentive cash bonus opportunity to 150% (from 175% under the Original Agreement), effective for the periods beginning after June 1, 2012.  Furthermore, Mr. Tutor’s actual bonus payout is based on performance at threshold, target and maximum levels based on the achievement of the applicable performance criteria;

•
Provide long-term equity incentive awards that are based on the achievement of performance criteria to be established in the beginning of each applicable fiscal year for fiscal years 2014 through 2016, commensurate with the extended term of the Amended Agreement;

•
Reduce perquisites provided to Mr. Tutor by eliminating the use of an apartment in Las Vegas, removing the formal allowance for personal financial services and life insurance policies, and limiting the automobile allowance to a driver for Mr. Tutor’s personal car;

•	Subject Mr. Tutor’s incentive-based compensation to clawback by the Company in the manner required by the Company’s recoupment policy; and

•
Effective as of September 8, 2013 eliminate the excise tax gross-up obligation requiring the Company to indemnify Mr. Tutor for excise taxes that may be imposed on Mr. Tutor by reason of the application of Sections 280G and 4999 of the Internal Revenue Code for payments and benefits that he may receive in connection with a change in control of the Company.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (“Annual Meeting”) for the Company was held on May 31, 2012. At the Annual Meeting, the Company’s shareholders voted on three proposals as described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2012, and cast their votes as set forth below.

The Company’s shareholders elected the following three individuals by the votes indicated below to serve as Class I directors of the Company to hold office for a three-year term, expiring at the Company's 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Proposal 1: Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Robert Band	40,874,019	1,293,123	3,295,264
Michael R. Klein	36,687,810	5,479,332	3,295,264
Robert L. Miller	41,456,637	710,505	3,295,264

The Company’s shareholders ratified the retention of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Voting results on this matter were as follows:

Proposal 2: Ratification of Auditors	Votes For	Votes Against	Abstentions	Uncast
	45,023,855	407,385	31,166	0

The Company’s shareholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Proposal 3: Shareholder Advisory vote on Executive Compensation	Votes For	Votes Against	Abstentions	Broker Non- Votes
	16,126,767	26,004,669	35,706	3,295,264

Item 7.01.	Regulation FD Disclosure.

Designation of Martin R. Melone as Audit Committee Financial Expert

On May 31, 2012, the Board designated Martin R. Melone as the Company’s Audit Committee Financial Expert as defined in Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Act”).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement of Ronald N. Tutor, dated June 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: June 1, 2012	By: /s/Michael J. Kershaw
Michael J. Kershaw
Executive Vice President and Chief Financial Officer